EXHIBIT 99.1

November 7, 2014
FOR IMMEDIATE RELEASE

WaferGen Bio-systems Announces Third Quarter 2014 Results

Solid Execution Across SmartChip and Apollo Product Lines
Appointment of Chief Operating Officer and Chief Financial Officer
Completion of $20 million offering of Common Stock and Warrants

FREMONT, Calif., November 7, 2014 /PRNewswire/ -- WaferGen Bio-systems, Inc. (NASDAQ: WGBS) announced today its financial results for the third quarter ended September 30, 2014.

Key Highlights

•
Revenue for the third quarter of 2014 was $1.3 million, up 221% versus the third quarter of 2013. Product sales for the third quarter 2014 increased to $1.1 million, up 325% versus the prior year period

•	Net loss for the third quarter of 2014 was $2.8 million, compared to a net loss of $10.8 million in the third quarter of 2013

•	Appointment of Keith Warner as Chief Operating Officer and Michael P. Henighan as Chief Financial Officer, adding seasoned executives to senior management team

•	WaferGen completed a public offering consisting of common stock and warrants that raised gross proceeds of $20.0 million

•	Cash balance at September 30, 2014 of $17.3 million

Total revenue for the third quarter of 2014 was $1.3 million, up 221% from $389,000 in the third quarter of 2013.  The increase is primarily due to revenue from the Apollo 324TM library prep products acquired in early 2014, which accounted for 46% of our product revenue in the third quarter of 2014.  Revenues increased significantly in the third quarter 2014 year-over-year in sales of our Real-Time PCR Chip panels, which represented 24% of this quarter’s product revenue.  Sales also increased of our SmartChip Real-Time PCR Systems and SmartChip Target Enrichment Systems (launched in mid-2013), in the third quarter of 2014 versus the prior year period, which represented 23% of our product revenue in the three months.

Operating loss for the third quarter of 2014 was $3.1 million, compared to $3.2 million in the prior year period.  The increase in revenue of $0.9 million resulted in an increase in gross profit of $0.7 million.  This improvement was mostly offset by a $0.6 million increase in operating expenses.

Net loss for the third quarter of 2014 was $2.8 million, compared to a net loss of $10.8 million in the third quarter of 2013. The lower net loss was primarily due to a reduction in non-operating expenses of $7.9 million, mainly due to the absence of $7.5 million in non-cash charges related to capital restructuring in 2013.

“I am optimistic about the future of WaferGen,” said Ivan Trifunovich, President and Chief Executive Officer.  “The completion of our common stock offering in August provides the Company with the resources to grow our existing business and to fund our critical innovations in molecular diagnostics products for the future.  Moreover, I am excited about Keith Warner and Michael Henighan joining WaferGen.  They are already making valuable contributions to the Company.  Their experience and proven track records significantly increase the depth and breadth of our management team as we continue to grow WaferGen’s business in offering Next-Gen Sequencing solutions in clinical research, testing and diagnostics.”

2014 Guidance

Our revenue guidance for the full year is in excess of $6 million for 2014, unchanged from our prior guidance.

Investor Conference Call

As previously announced, management will host a conference call to discuss its financial results for the quarter ended September 30, 2014, today at 11:00 am ET, 8:00 am PT.  Interested parties may listen to the live broadcast by calling (877) 407-3982 for domestic participants and (201) 493-6780 for international participants.

A replay of the conference call will be available beginning at 2:00 p.m. ET on November 7, 2014 and ending at 11:59 p.m. ET on November 21, 2014 by dialing (877) 870-5176 (U.S.) or (858) 384-5517 (international), Conference ID Number: 13593721.

About WaferGen

WaferGen Bio-systems, Inc. is a life science company that offers innovative genomic solutions for clinical testing and research. The SmartChip MyDesignTM Real-Time PCR System is a high-throughput genetic analysis platform for profiling and validating molecular biomarkers via microRNA and mRNA gene expression profiling, as well as single nucleotide polymorphism (SNP) genotyping. The SmartChip TETM System is a novel product offering for target enrichment geared towards clinical Next-Gen sequencing (NGS). The Company also offers the Apollo 324TM product line used in library preparation for NGS. These three complementary technologies offer a powerful set of tools enabling more accurate, faster and cheaper genetic analysis based on Next-Gen Sequencing and Real-Time PCR.

For additional information, please see http://www.wafergen.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the “safe harbor” created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms.  Forward-looking statements may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses, expected cash usage and our expectations concerning our competitive position and business strategy.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q.  We urge you to consider those risks and uncertainties in evaluating our forward-looking statements.  We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Investor Contacts:

ICR, Inc.
Bob Yedid
bob.yedid@icrinc.com
646-277-1250

WaferGen Bio-systems, Inc.
Ivan Trifunovich
Ivan.trifunovich@wafergen.com
(510) 651-4450

WAFERGEN BIO-SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenue:
Product	$1,125,201	$264,547	$4,014,622	$480,949
License and royalty	125,000	125,000	375,000	333,333

Total revenue	1,250,201	389,547	4,389,622	814,282

Cost of product revenue	374,776	192,814	1,739,757	335,182

Gross profit	875,425	196,733	2,649,865	479,100

Operating expenses:
Sales and marketing	961,891	625,390	3,598,880	1,577,317
Research and development	1,909,310	1,581,449	4,749,193	4,246,796
General and administrative	1,132,418	1,217,899	3,233,461	2,443,317

Total operating expenses	4,003,619	3,424,738	11,581,534	8,267,430

Operating loss	(3,128,194)	(3,228,005)	(8,931,669)	(7,788,330)

Other income and (expenses):
Interest income	19	830	46	2,917
Interest expense	(107,464)	(848,464)	(319,946)	(2,821,093)
Gain on revaluation of derivative liabilities, net	589,336	623,613	1,963,532	145,133
Loss on extinguishment of debt	(128,546)	(4,970,410)	(128,546)	(4,970,410)
Issuance of warrants due to organic change	—	(2,553,318)	—	(2,553,318)
Miscellaneous income (expense)	(5,686)	167,952	(9,879)	235,295

Total other income and (expenses)	347,659	(7,579,797)	1,505,207	(9,961,476)

Net loss before provision for income taxes	(2,780,535)	(10,807,802)	(7,426,462)	(17,749,806)

Provision for income taxes	—	530	3,100	3,191

Net loss	(2,780,535)	(10,808,332)	(7,429,562)	(17,752,997)

Accretion on Series 1 Convertible Preferred Stock associated with beneficial conversion feature	—	(898,623)	—	(898,623)
Accretion on Series A and B convertible preference shares of subsidiary associated with premium	—	(408,651)	—	(2,898,550)
Series A-1 preferred dividend	—	(131,219)	—	(547,171)

Net loss attributable to common stockholders	$(2,780,535)	$(12,246,825)	$(7,429,562)	$(22,097,341)

Net loss per share – basic and diluted	$(1.02)	$(43.51)	$(4.87)	$(180.16)

Shares used to compute net loss per share – basic and diluted	2,727,810	281,466	1,526,963	122,657

WAFERGEN BIO-SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$17,328,471	$10,708,646
Accounts receivable	1,754,437	367,266
Inventories	953,336	292,650
Prepaid expenses and other current assets	528,991	350,540

Total current assets	20,565,235	11,719,102

Property and equipment, net	387,984	269,618
Goodwill	990,000	—
Intangible assets, net	1,486,600	—
Other assets	79,898	42,209

Total assets	$23,509,717	$12,030,929

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,897,688	$980,887
Accrued payroll and related costs	939,112	289,053
Other current liabilities	747,703	1,143,335

Total current liabilities	3,584,503	2,413,275

Long-term debt, net of discount	1,913,256	1,683,942
Derivative liabilities	362,836	9,147,507
Other liabilities	564,379	—

Total liabilities	6,424,974	13,244,724

Stockholders’ equity (deficit):
Preferred Stock	—	13,595,662
Common Stock	105,352,474	66,028,712
Accumulated deficit	(88,267,731)	(80,838,169)

Total stockholders’ equity (deficit)	17,084,743	(1,213,795)

Total liabilities and stockholders’ equity (deficit)	$23,509,717	$12,030,929